EXHIBIT 4.7


                               WARRANT AGREEMENT

            AGREEMENT, dated as of this 23rd day of August, 1996, by and among Sparta Pharmaceuticals, Inc., a Delaware corporation ("Company"), Midlantic National Bank, as Warrant Agent (the "Warrant Agent"), and Paramount Capital, Inc., a New York corporation ("Paramount").

                              W I T N E S S E T H
                              - - - - - - - - - -

            WHEREAS, in connection with a private placement of a minimum (the "Minimum Offering") of thirty (30) units (the "Units") and a maximum (the "Maximum Offering") of seventy-five (75) Units, with an option in favor of Paramount to offer up to an additional seventy-five (75) Units to cover over-allotments, each Unit consisting of (a) 10,000 shares of Series B| Convertible Preferred Stock of the Company, par value $.001 per share, (the "Preferred Stock"), initially convertible into shares of common stock of the Company, par value $.001 per share (the "Common Stock"), and (b) redeemable Class C Warrants to purchase 66,667 shares of Common Stock (the "Class C Warrants" or the "Warrants)", pursuant to a Placement Agency Agreement dated June 3, 1996 between the Company and Paramount; the Company may issue up to 4,500,000 Class C Warrants;

            WHEREAS, in connection with a prior private placement of Series A Preferred Stock, $.001 par value of the Company, ("Series A Shares"), such Series A Shares will be converted into the Units and, accordingly, the Company may issue up to 1,200,000 additional Class C Warrants; and

            WHEREAS, each Class C Warrant entitles the Registered Holder thereof to purchase one (1) share of Common Stock; and

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

            NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

            SECTION 1.  Definitions.  As used herein, the following terms shall
                        -----------
have the following meanings, unless the context shall otherwise require:


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            (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 42,000,000 shares of Common Stock, $.001 par value.

            (b) "Closing Bid Price" shall mean the reported closing bid price on the Nasdaq SmallCap Market or the Nasdaq National Market System (collectively referred to as, "Nasdaq") or, if the Common Stock is not quoted on Nasdaq, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Company in good faith.

            (c) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 499 Thornall Street, Box 600, Edison, New Jersey 08818.

            (d) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the subscription form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and
(b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

            (e) "Initial Warrant Exercise Date" shall mean as to each Warrant August 23, 1996.

            (f) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $1.50, subject to adjustment from time to time pursuant to the provisions of
Section 9 hereof, and subject to the Company's right to reduce the Purchase Price upon notice to all warrantholders.

            (g) "Redemption Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants, which price shall be $0.10 per Warrant.

            (h) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.


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            (i) "Preferred Stock" shall mean the Series B| Convertible Preferred
Stock of the Company, par value $.001 per share, which at the date hereof consists of 3,000,000 shares.

            (j) "Transfer Agent" shall mean Midlantic National Bank, as the Company's transfer agent, or its authorized successor, as such.

            (k) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on August 23, 2001 or the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon notice to all warrantholders the Company shall have the right to extend the warrant expiration date.

            SECTION 2.  Warrants and Issuance of Warrant Certificates.
                        ---------------------------------------------

            (a) A Class C Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

            (b) The Class C Warrants included in the offering of Units will be detachable and separately transferable immediately from the shares of Preferred Stock constituting part of such Units.

            (c) Upon execution of this Agreement, Warrant Certificates representing the number of Class C Warrants sold pursuant to the Private Placement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent as part of the Units.

            (d) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 12,500,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

            (e) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised


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Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9 hereof or of the Warrant Expiration Date.

            SECTION 3.  Form and Execution of Warrant Certificates.
                        ------------------------------------------

            (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Class C Warrants may be listed, or to conform to usage or to the requirements of Section 2. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letter CW on Class C Warrants of all denominations.

            (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4(a) hereof.

            SECTION 4.  Exercise.
                        --------

            (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder). In the case of payment made in the form of a check drawn on an account of Paramount or such other investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, certificates shall immediately be issued without prior notice to the Company or any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing, subject to the provisions of Sections 4(b) and 4(c) hereof.

            (b) On the Exercise Date in respect of the exercise of any Warrant, the Warrant Agent shall, simultaneously with the distribution of the Warrant Proceeds to the Company, on behalf of the Company, pay from the Warrant Proceeds, a fee of 6% (the "Paramount Fee") of the Purchase Price to Paramount for Warrant exercises solicited by Paramount or its representatives (of which a portion may be reallowed by Paramount to the dealer who solicited the exercise, which may also be Paramount). In the event the Paramount Fee is not received within seven days of the date on which the Company receives Warrant Proceeds, then the Paramount Fee shall begin accruing interest at an annual rate of prime plus three (3)%, payable by the Company to Paramount at the time Paramount receives the Paramount Fee. Within five days after exercise the Warrant Agent shall send Paramount a copy of the reverse side of each Warrant exercised. Paramount shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to compliance with this section 4(b). In addition, Paramount and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this paragraph may not be modified, amended or deleted without the prior written consent of Paramount.

            (c) In order to enforce the provisions of Section 4(b) above, in the event there is any dispute or question as to the amount or payment of the Paramount Fee, the Warrant Agent is hereby expressly authorized to withhold payment to the Company of the Warrant Proceeds unless and until the Company establishes an escrow account for the purpose of depositing the entire amount of the unpaid Paramount Fee, which amount will be deducted from the net Warrant Proceeds to be paid to the Company. The funds placed in the escrow account may not be released to the Company without a written agreement from Paramount that the required Paramount Fee has been received by Paramount. Paramount shall promptly notify the Warrant


                                    - 5 -


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Agent by facsimile and certified mail in the event of any such dispute and when the Paramount Fee has been paid.

            SECTION 5.  Reservation of Shares; Listing; Payment of Taxes; etc.
                        -----------------------------------------------------

            (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery (assuming full payment of the purchase price thereof), be duly and validly issued, fully paid, nonassessable and free from all issuance taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares, to the extent applicable, shall be listed on each national securities exchange or eligible for inclusion on the Nasdaq National Market or the Nasdaq SmallCap Market, on which the other shares of outstanding Common Stock of the Company, if any, are then listed or eligible for inclusion.

            (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws; provided, that the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdictions or make any changes in its capital structure or any other aspects of its business or enter into any agreements with blue sky commissions, including any agreement to escrow shares of its capital stock. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

            (c) The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Class C Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

            (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant


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Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

            SECTION 6.  Exchange and Registration of Transfer.
                        -------------------------------------

            (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

            (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

            (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

            (d) A service charge may be imposed by the Warrant Agent on holders for any exchange or registration of transfer of Warrant Certificates of such holders. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or governmental or other charge that may be imposed in connection therewith.

            (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent in a manner consistent with its customary practices until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of Paramount, disposed of or destroyed, at the direction of the Company.

            (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Warrants, which are being offered in Units with shares of Preferred Stock


                                    - 7 -


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pursuant to the Placement Agency Agreement, will be immediately detachable from the Preferred Stock and transferable separately therefrom.

            SECTION 7. Loss or Mutilation. Upon receipt by the Warrant Agent of
                       ------------------
evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall ( in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Class C Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

            SECTION 8.  Redemption.
                        ----------

            (a) At any time after August 23, 1997, on not less than sixty (60) days notice given to Registered Holders of the Warrants being redeemed at any time after August 23, 1997, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.10 per Warrant, provided the Market Price of the Common Stock receivable upon exercise of such Warrants shall exceed 200% of the Purchase Price per Class C Warrant (the "Target Price"), subject to adjustment as set forth in Section 8(f), below. Market Price for the purpose of this Section 8 shall mean (i) the average Closing Bid Price, for twenty (20) consecutive trading days (or such other period as Paramount may consent to), ending with the date of the notice of redemption, which notice shall be mailed no later than three days thereafter, of the Common Stock as reported by the Nasdaq Stock Market. All Class C Warrants must be redeemed if any are redeemed. The date fixed for redemption of the Warrants is referred to herein as the "Redemption Date."

            (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its right to redeem the Warrants, it shall request Paramount to mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the sixtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

            (c) The notice of redemption shall specify (i) the redemption price,
(ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, (iv) that Paramount will assist each Registered Holder of a Warrant and be entitled to a commission in connection with the exercise thereof and (v) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect


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therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of Paramount or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

            (e) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

            (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

            SECTION 9.  Adjustment of Exercise Price and Number of Shares of
                        ----------------------------------------------------
Common Stock or Warrants.
------------------------

            (a) Except as otherwise provided herein, in the event the Company shall, at any time or from time to time after the date hereof, sell or issue any shares of Common Stock for a consideration per share less than the Market Price of the Common Stock (as defined in Section 8) on the date of the sale or issue, any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (rounded to the nearest cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the sale or issuance of such additional shares or such subdivision or combination and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 9(f)(F) below) for the


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issuance of such additional shares would purchase at the Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the sale or issuance of such additional shares or such subdivision or combination. Such adjustment shall be made successively whenever such an issuance is made.

                  Upon each adjustment of the Purchase Price pursuant to this
Section 9, the total number of shares of Common Stock purchasable upon the exercise of each Class C Warrant shall (subject to the provisions contained in Section 9(b) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

            (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Class C Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Class C Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

            (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable upon exercise of the Warrants, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

            (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(b) hereof, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefor were expressed in the Warrant Certificates when the same were originally issued.

            (e) After each adjustment of the Purchase Price pursuant to this
Section 9, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants pursuant to Section 9(b), the number of Warrants to which the registered holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to Paramount and to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Warrant Agent may rely on the information in the certificate as true and correct and has no duty or obligation to independently verify the amounts or calculations set forth therein.

            (f) For purposes of Sections 9(a) and 9(b) hereof, the following provisions (A) to (F) shall also be applicable:

                  (A) The number of shares of Common Stock outstanding at any given time shall include all shares of capital stock convertible into or exchangeable for Common Stock and all shares of Common Stock issuable upon the exercise of any convertible debt, warrants outstanding on the date hereof (including the Warrants) and options outstanding on the date hereof, and shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                  (B) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.10 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Purchase Price then in effect hereunder.

                  (C) In case of (1) the sale by the Company for cash (or as a component of a unit being sold for cash) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Market Price of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 9(a) and 9(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share and shall cause an adjustment to be made in accordance with Sections 9(a) and 9(b).

                  (D) In case of the sale by the Company for cash of any
            Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the Market Price of the Common Stock on the date of the sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 9(a) and 9(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share and shall cause an adjustment to be made in accordance with Sections 9(a) and 9(b).

                  (E) In case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in (C) above or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the Market Price on the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Company shall be deemed for purposes of calculating any adjustments pursuant to this Section 9 to have issued such new securities upon such new terms on the date of modification. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration or cancellation of any such right, warrant or option or the termination or cancellation of any such right to convert or exchange any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                  (F) In case of the sale for cash of any shares of Common
            Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefor shall be deemed to be (i) the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith and (ii) in the event such shares are issued or sold in connection with a license agreement to a non-affiliated third party, shall be deemed to also include any up-front license fees paid to the Company simultaneously with the sale or issuance of such shares. In the event that any securities shall be issued in connection with any other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Company determines in good faith; provided, however that if Paramount disagrees with such determination, the Company shall retain an independent investment banking firm for the purpose of obtaining an appraisal.

            (g) Notwithstanding any other provision hereof, no adjustment to the Purchase Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however,

                  (i) upon the exercise of any of the options presently
            outstanding under the Company's 1991 Stock Plan (the "Plan") for officers, directors, employees, consultants, scientific advisory board members and certain other key personnel of the Company; or

                  (ii) upon the issuance or exercise of any other securities including, without limitation, options and rights to purchase Common Stock, which may hereafter be granted or exercised under the Plan or under any other employee benefit plan of the Company to officers, directors, employees, consultants, scientific advisory board members and certain other key personnel; or

                  (iii) upon the sale of any shares of Common Stock, warrants to purchase Common Stock or Convertible Securities in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; or

                  (iv) upon the issuance or sale of Common Stock or Convertible
            Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Sections 9(a) and 9(b) in connection with the issuance or sale of such securities; or

                  (v) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities were so made, and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                  (vi) upon the issuance of any securities in connection with existing or future license agreements, joint venture agreements, corporate partnering agreements, research and development agreements and other agreements for the development, production, manufacturing, marketing or sale of technologies, compounds or other intellectual property with non-affiliated third parties, the terms of which have been agreed upon on an arms-length basis.

            (h) As used in this Section 9, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Units and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Units or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 9(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

            (i) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

            (j) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company may at its option elect to concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise of his Warrants. If the Company shall so elect under this Section 9(j), then such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 9.

            SECTION 10.  Fractional Warrants and Fractional Shares.
                         -----------------------------------------

            (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (1) If the Common Stock is listed on a National Securities
            Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

                  (2) If the Common Stock is not listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the Nasdaq Small Cap Market or, if not traded thereon, by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (3) If the Common Stock is not so listed or admitted to
            unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

            SECTION 11. Warrant Holders Not Deemed Stockholders. No holder of
                        ---------------------------------------
Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

            SECTION 12. Rights of Action. All rights of action with respect to
                        ----------------
this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

            SECTION 13. Agreement of Warrant Holders. Every holder of a Warrant,
                        ----------------------------
by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

            (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent in its sole discretion, together with payment of any applicable transfer taxes; and

            (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
Section 7 hereof.

            SECTION 14. Cancellation of Warrant Certificates. If the Company
                        ------------------------------------
shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same, by redemption or otherwise, shall thereupon be delivered to the Warrant Agent and cancelled by it and retired. The Warrant Agent shall also cancel the Warrant Certificate or Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, splitup, combination or exchange.

            SECTION 15. Concerning the Warrant Agent. The Warrant Agent acts
                        ----------------------------
hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

            The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties,
(ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

            The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

            Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, or any Vice President and its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

            The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder as governed by a separate agreement to be entered into between the Warrant Agent and the Company; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

            The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

            Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

            The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            SECTION 16. Modification of Agreement. Subject to the provisions of
                        -------------------------
Section 4(b), the parties hereto and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Class C Warrants which are to be governed by this Agreement resulting from a subsequent public offering of Company securities which includes Class C Warrants having the same terms and conditions as the Class C Warrants, originally covered by or subsequently added to this Agreement under this Section 16; or (iii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

            SECTION 17. Notices. All notices, requests, consents and other
                        -------
communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at Pennsylvania Business Campus, Rock Plaza III, 111 Rock Road, Horsham, PA 19044-2310, Attention: Jerry B. Hook, Ph.D., President or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office; if to Paramount, at Paramount Capital Inc., 375 Park Avenue, Suite 1501, New York, New York 10023, Attention: Michael S. Weiss.

            SECTION 18.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

            SECTION 19. Binding Effect. This Agreement shall be binding upon and
                        --------------
inure to the benefit of the Company, Paramount, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

            SECTION 20. Termination. This Agreement shall terminate at the close
                        -----------
of business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

            SECTION 21.  Counterparts.  This Agreement may be executed in
                         ------------
several counterparts, which taken together shall constitute a single document.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    SPARTA PHARMACEUTICALS, INC.


                                    By:   _______________________________
                                         Authorized Officer



                                    MIDLANTIC NATIONAL BANK


                                    By:  _____________________________________
                                         Authorized Officer


                                    PARAMOUNT CAPITAL, INC.


                                    By:  _____________________________________
                                         Authorized Officer

                                   EXHIBIT A

                 [FORM OF FACE OF CLASS C WARRANT CERTIFICATE]

No. CW _______________ Class C Warrants

                          VOID AFTER August 23, 2001

                   CLASS C WARRANT CERTIFICATE FOR PURCHASE
                                OF COMMON STOCK

                         SPARTA PHARMACEUTICALS, INC.

            This certifies that FOR VALUE RECEIVED ____________________________

_______________________________________________________________________________

or registered assigns (the "Registered Holder") is the owner of the number of Class C Warrants ("Class C Warrants") specified above. Each Class C Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 value ("Common Stock"), of Sparta Pharmaceuticals, Inc., a Delaware corporation (the "Company"), at any time between August 23, 1996, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Midlantic National Bank, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $1.50 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

            This Warrant Certificate and each Class C Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated August 23, 1996, by and among the Company, the Warrant Agent and Paramount Capital, Inc.

            In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class C Warrant represented hereby are subject to modification or adjustment.

      Each Class C Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class C Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or

Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class C Warrants.

            The term "Expiration Date" shall mean 5:00 P.M. (New York time) on August 23, 2001, or such earlier date as the Class C Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all Registered Holders of the Class C Warrants, the Company shall have the right to extend the Expiration Date.

            The Company shall not be obligated to deliver any securities pursuant to the exercise of the Class C Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its reasonable best efforts to cause the same to become effective and to keep such registration statement current while any of the Class C Warrants are outstanding. The Class C Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

            This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class C Warrants, each of such new Warrant Certificates to represent such number of Class C Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any applicable transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Class C Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class C Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

            Prior to the exercise of any Class C Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

            The Class C Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.10 per Class C Warrant, provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed the Target Price (as defined in the Warrant Agreement). Notice of redemption shall be given not later than the sixtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class C Warrants represented hereby except to receive the $.10 per Class C Warrant upon surrender of this Warrant Certificate.

            Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class C Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

            The Company has agreed to pay a fee of 6% of the Purchase Price to Paramount Capital, Inc. upon certain conditions as specified in the Warrant Agreement upon the exercise of the Class C Warrants represented hereby.

            This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                          SPARTA PHARMACEUTICALS, INC.


Dated:  _____________________       By:  _____________________________________


                                    By:  _____________________________________

                                                     [seal]


Countersigned:

Midlantic National Bank, as Warrant Agent

By:  ______________________________
     Authorized Officer

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]

               TRANSFER FEE: $___________ PER CERTIFICATE ISSUED

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants

            The undersigned Registered Holder hereby irrevocably elects to exercise _________ Class C Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class C Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------
                    [please print or type name and address]


and be delivered to

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------
                    [please print or type name and address]

and if such number of Class C Warrants shall not be all the Class C Warrants evidenced by this Warrant Certificate, that a new Class C Warrant Certificate for the balance of such Class C Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

            The undersigned represents that the exercise of the within Class C Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Paramount Capital, Inc.



                                    ------------------------------------------
                                    (Name of NASD Member)



Dated:                              X
       --------------------------      ---------------------------------------
                                       ---------------------------------------
                                       ---------------------------------------
                                                      Address



                                    ------------------------------------------
                                           Taxpayer Identification Number



                                    ------------------------------------------
                                                Signature Guaranteed

                                    ------------------------------------------

                                  ASSIGNMENT

                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants

FOR VALUE RECEIVED, _______________________________________________ hereby sells, assigns and transfers unto



           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------
                    [please print or type name and address]

                            of the Class C Warrants represented by this Warrant
---------------------------
Certificate, and hereby irrevocably constitutes and appoints

------------------------------
------------------------------------------------------------------------------
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



Dated:                              X
        -------------------------     -----------------------------------------
                                      Signature Guaranteed


                                      -----------------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.